Exhibit 99.1

Press Release:

Nxu, Inc. Appoints Experienced Entrepreneur and Thought Leader to Board of Directors

MESA, Ariz., June 22, 2023 - Nxu Inc., (NASDAQ: NXU), a US-owned technology company manufacturing innovative battery cells and battery packs for use in advanced energy storage systems, megawatt charging stations, and mobility solutions, announced the addition of Jessica Billingsley to its board of directors. Ms. Billingsley is a technology and business leader with more than 20 years’ experience in founding, funding, and scaling businesses. Her appointment becomes effective July 1, 2023.

“Jessica is an exceptional addition to our Board of Directors,” says Nxu founder and CEO Mark Hanchett. “She has successfully scaled public technology companies and has expertise in capital markets from both being an operator and investment banker. She’s a trusted thought leader in blockchain and machine learning and a founder who thrives on making real change in emerging industries. We’re lucky to have Jessica’s guidance as we drive an energy revolution through energy solutions enabling a faster transition to an electric future. With Jessica on board, we are sure to shape the energy industry for the better.”

“I’m excited by companies that push for real change in the world, and that’s exactly what Nxu’s team is doing,” Ms. Billingsley said. “Nxu’s mission to develop future-proof infrastructure and innovative battery technology will play an important role in ushering in a new era of energy independence. I am thrilled to embark on this journey.”

Ms. Billingsley co-founded Akerna, Corp in 2010, the first cannabis technology company to be listed on Nasdaq. She currently serves as CEO and Chair of the Board. Her prior experience includes founding and leading Zoco, LLC, a multistate IT services business from 2001 to 2010. Ms. Billingsley also currently serves on the boards of yWhales and Oaro. Ms. Billingsley holds a Bachelor’s degree in Communications & Computer Science from the University of Georgia.

About Nxu, Inc.

Nxu, Inc. is a vertically integrated technology company leveraging its intellectual property and U.S.-manufactured battery innovations to support e-Mobility and energy storage solutions. Driving the energy future, Nxu is developing an ecosystem of industry leading battery cell and pack technologies, grid level energy storage solutions, charging infrastructure, platform and medium-duty electric mobility solutions, and over-air cloud management – encompassed by Nxu’s seamless subscription-based models. For more information, visit www.nxuenergy.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our future areas of focus and expectations for our business. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Nxu’s expectations about its long term growth strategy, future growth trajectory, revenue and operations; Nxu’s technology and alignment with broader trends in the EV market; opportunities presented by electrification; beliefs about the general strength, weakness or health of Nxu’s business; and beliefs about current or future trends in EV battery materials or other markets and the impact of these trends on Nxu’s business. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent report on Form 10-K, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at www.nxuenergy.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

CONTACT:

Mary Trout

Nxu, Inc.

info@nxuenergy.com

Laura Guerrant-Oiye

Financial Profiles, Inc.

nxu@finprofiles.com

(310) 622-8250